UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2014 (September 30, 2014)

Dean Foods Company

(Exact name of registrant as specified in charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 North Haskell Ave., Suite 3400

Dallas, TX 75204

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2014, Dean Foods Company (the “Company”) announced that Mr. Ralph Scozzafava has been appointed as the Executive Vice President, Chief Commercial Officer of the Company effective October 13, 2014.

Ralph P. Scozzafava, age 55, previously served as the Chairman of the Board of Directors and Chief Executive Officer of Furniture Brands International, Inc. from May 2008 to November 2013 and as the Vice Chairman and Chief Executive Officer – designate from June 2007 to January 2008. From 2001 until June 2007, Mr. Scozzafava was employed at Wm. Wrigley Jr. Company, where he held several positions, including serving as Vice President—Worldwide Commercial Operations from March 2006 to June 2007, and as Vice President & Managing Director—North America/Pacific from January 2004 to March 2006. Prior to joining Wrigley, Mr. Scozzafava served in sales, marketing and merchandising positions at Campbell Soup Company, Clorox Company, and Johnson & Johnson. Mr. Scozzafava also serves on the Board of Directors of Stage Stores, Inc., where he is a member of the Compensation Committee and the Audit Committee.

Pursuant to the terms of his offer letter, the Company has agreed to pay Mr. Scozzafava a base salary of $800,000 per year and to make a one-time performance-based new hire grant under the Company’s Long Term Incentive (LTI) Program with a target value of $475,000 at the beginning of November 2014. In addition, he will be eligible to earn a target annual incentive payment of 100% of his base salary pursuant to the Company’s Short-Term Incentive Plan effective January 1, 2014, pro-rated based on his hire date, the amount of which will depend on achievement of certain Company financial targets and Mr. Scozzafava’s individual performance objectives. Beginning in 2015, Mr. Scozzafava will be eligible to receive grants under the LTI Program, in such amounts as determined by the Company’s Board of Directors or the Compensation Committee, with a target value for 2015 of $1,900,000. Mr. Scozzafava is also eligible to participate in the Company’s executive deferred compensation plans, benefits plans, relocation plans, Amended and Restated Executive Severance Pay Plan (as set forth in Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 19, 2010) and has entered into a Change in Control Agreement with the Company (in substantially the form of Exhibit 10.6 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013), pursuant to which he will be entitled to certain benefits in the event of a change in control of the Company. Pursuant to Mr. Scozzafava’s offer letter, provided that performance expectations have been met, he will be entitled to receive severance benefits either if he has not been named as the Chief Operations Officer within twelve months of his start date or if he is not named as the Company’s Chief Executive Officer at the time such position becomes open.

The Company also announced that Mr. Martin J. Devine is leaving the Company effective as of November 1, 2014. In connection with the termination of his employment, Mr. Devine will receive severance benefits pursuant to the Company’s Amended and Restated Executive Severance Pay Plan, which is set forth on Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2010. The press release announcing Mr. Scozzafava’s hiring and Mr. Devine’s departure is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Dean Foods Company press release dated October 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2014	DEAN FOODS COMPANY

	By:	/s/ Chris Bellairs
Chris Bellairs Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Dean Foods Company press release dated October 6, 2014.